Exhibit 99.1

PRESIDENT’S COMMENTS AT GOLDFIELD’S ANNUAL MEETING

MELBOURNE, Florida, May 22, 2020 - The Goldfield Corporation (NYSE American: GV) released the comments made earlier today by Mr. John H. Sottile, President, Chief Executive Officer and Chairman of the Board, at The Goldfield Corporation’s annual meeting of stockholders. Goldfield is headquartered in Melbourne, Florida, and through its subsidiaries, Power Corporation of America, C and C Power Line, Inc., Southeast Power Corporation and Precision Foundations, Inc., is a leading provider of electrical construction services for the utility industry and industrial customers, with operations primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. To a lesser extent, Goldfield is also engaged in real estate operations focused on the development of residential properties on the east coast of Central Florida.

THE GOLDFIELD CORPORATION

ANNUAL SHAREHOLDERS’ MEETING MAY 22, 2020

COMMENTS BY JOHN H. SOTTILE, PRESIDENT

In 2019, Goldfield achieved its highest level of revenue in its 113-year history as a public company and recorded strong earnings growth and a healthy electrical construction margin. We achieved these results across all geographic regions through the acquisition of new customers, continued growth with existing customers, as well as a service line expansion. This performance reflects our commitment to strengthen our operations while successfully and safely executing customer projects and delivering to our shareholders.

We experienced solid growth in 2019 compared to 2018. Revenue increased almost 31% year over year to a record $181 million in 2019 from $138 million in 2018 resulting from improved results in both real estate development and electrical construction operations. Electrical construction revenue in 2019 improved approximately 23% year over year due to increases in project work under both master and non-master service agreements. Specifically, in 2019 we experienced growth in transmission project activity in both the Southeast and Texas-Southwest regions, combined with service line expansion in the Texas-Southwest and mid-Atlantic regions. Additionally, net income increased to $6.7 million from $5 million, fueled by revenue growth and improved margins. Finally, earnings per share improved to $0.27 from $0.20.

In 2019 Goldfield had another year of strong safety performance, taking a proactive approach with a “Zero Incident” accident prevention policy. We are very proud to be a member of the OSHA Electrical Transmission

& Distribution Partnership, a formal collaboration of industry stakeholders including premier electrical contractors, OSHA, EEI, IBEW, NECA, working together to improve safety for all workers.

We entered 2020 with a record backlog and a strong balance sheet. Our results for the first quarter of 2020 also included improved electrical construction revenue and margin compared to the first quarter of 2019.

At the end of the first quarter 2020, electrical construction total backlog more than doubled to a near record $473 million, from $208 million one year ago, providing opportunity for growth across multiple service lines over several years. Additionally, work under recently awarded MSAs began to ramp up in the second quarter, which we believe will significantly enhance 2020 results.

We remain committed to the safety and the well-being of employees during the COVID-19 pandemic. To date, our operations have not been materially affected. We have proactively taken measures to mitigate the spread of the virus and are continuing to monitor the impact of the pandemic. We believe we are prepared to react to changes that we may encounter. Importantly, we continue to deliver our commitment to our shareholders by executing projects and securing future work. We cannot predict with any certainty the future effects of this virus on our operations. However, we believe the critical infrastructure services we provide and the nature of our principal customers and business operations will provide relative stability during this current period of economic uncertainty.

Looking forward, the strategies which helped us to achieve our 2019 results should continue to serve us well in 2020 and beyond. We believe our rigorous focus on operating efficiencies, maintaining a well-qualified work force and the strength of our long-standing customer relationships provide a solid trajectory for strong performance. National and regional initiatives to prioritize infrastructure projects and ensure grid reliability remain strong. Additionally, our expansion into substation and distribution services, award of new MSAs, securing of major project awards and strong backlog are expected to have a material positive effect on our results in the second quarter and throughout 2020. This accomplishment, combined with our strong balance sheet and successful efforts to expand our target market, should provide the opportunity for continued growth in revenue and shareholder value. We look forward to the rest of 2020 with confidence.

We appreciate the support of The Goldfield Corporation stockholders over the years and are grateful to our employees who are dedicated to moving Goldfield forward.

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(1) Represents Non-GAAP Financial Measure - The non-GAAP financial measures used in this earnings release are more fully described in the accompanying supplemental data and reconciliation of the non-GAAP financial measures to the reported GAAP measures. The EBITDA non-GAAP measure in this press release and on The Goldfield Corporation’s website is provided to enable investors and analysts to evaluate the Company’s performance excluding the effects of certain items that impact the comparability of operating results between reporting periods and compare the Company’s operating results with those of its competitors. EBITDA should be used to supplement, and not in lieu of, results prepared in conformity with GAAP. Because not all companies use identical calculations, the presentations of EBITDA and Backlog may not be comparable to other similarly-titled measures of other companies. The Backlog non-GAAP financial measure in this press release enables management to more effectively forecast our future capital needs and results and better identify future operating trends that may not otherwise be apparent. The Company believes this measure is also useful for investors in forecasting our future results and comparing us to our competitors. While the Company believes that our methodology of calculation is appropriate, such methodology may not be comparable to that employed by some other companies.

About Goldfield

Goldfield is a leading provider of electrical construction services engaged in the construction of electrical infrastructure for the utility industry and industrial customers, primarily in the Southeast, mid-Atlantic and Texas-Southwest regions of the United States. To a lesser extent, Goldfield is also engaged in real estate operations focused on the development of residential properties on the east coast of Central Florida.

For additional information on our results, please refer to our filings with the Securities and Exchange Commission which can be found on the Company’s website at http://www.goldfieldcorp.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995 throughout this document. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” and “continue” or similar words. We have based these statements on our current expectations about future events. Although we believe that our expectations reflected in or suggested by our forward-looking statements are reasonable, we cannot assure you that these expectations will be achieved. Our actual results may differ materially from what we currently expect. Factors that may affect the results of our operations include, among others: the level of construction activities by public utilities; the concentration of revenue from a limited number of utility customers; the loss of one or more significant customers; the timing and duration of construction projects for which we are engaged; our ability to estimate accurately with respect to fixed price construction contracts; and heightened competition in the electrical construction field, including intensification of price competition. Other factors that may affect the results of our operations include, among others: adverse weather; natural disasters; global pandemics; effects of climate changes; changes in generally accepted accounting principles; ability to obtain necessary permits from regulatory agencies; our ability to maintain or increase historical revenue and profit margins; general economic conditions, both nationally and in our region; adverse legislation or regulations; availability of skilled construction labor and materials and material increases in labor and material costs; and our ability to obtain additional and/or renew financing. Other important factors which could cause our actual results to differ materially from the forward-looking statements in this press release are detailed in the Company’s Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operation sections of our Annual Report on Form 10-K and Goldfield’s other filings with the Securities and Exchange Commission, which are available on Goldfield’s website: http://www.goldfieldcorp.com. We may not update these forward-looking statements, even in the event that our situation changes in the future, except as required by law.

For further information, please contact:

The Goldfield Corporation

Kristine Walczak

T: 312-898-3072

kwalczak@effectivecorpcom.com